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                                                                      EXHIBIT 5

                              BAKER & HOSTETLER LLP
                            3200 NATIONAL CITY CENTER
                              1900 E. NINTH STREET
                               CLEVELAND, OH 44114




                                February 26, 1997



Associated Estates
  Realty Corporation
5025 Swetland Court
Cleveland, Ohio 44143-1467

Gentlemen:

                  As counsel for Associated Estates Realty Corporation, an Ohio corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof, with respect to the offering from time to time by the Company of an aggregate of up to $368,806,250 of the following: (i) one or more series of senior debt securities ("Senior Securities") to be issued under an Indenture between the Company and National City Bank, as trustee (the "Senior Indenture"), (ii) one or more series of subordinated debt securities ("Subordinated Securities") to be issued under an Indenture between the Company and Chemical Bank, as trustee (the "Subordinated Indenture") (the Senior Securities and the Subordinated Securities collectively, the "Debt Securities," and the Senior Indenture and the Subordinated Indenture collectively, the "Indentures"), (iii) Common Shares, without par value (the "Common Shares"),
(iv) Warrants to purchase Common Shares (the "Common Share Warrants"), (v) one or more series of Class A Preferred Shares, without par value (the "Class A Shares"), (vi) one or more series of Class B Preferred Shares, without par value (the "Class B Shares"), (vii) one or more series of Noncumulative Preferred Shares, without par value (the "Non-Cumulative Preferred Shares," and collectively with the Class A Shares and the Class B Shares, the "Preferred Shares"), and (viii) Depositary Shares representing whole or fractional parts of one or more series of the Preferred Shares (the "Depository Shares"). The Debt Securities, the Common Shares, the Common Share Warrants, the Preferred Shares and the Depositary Shares are collectively referred to herein as the "Securities." All capitalized terms which are not defined herein shall have the meanings ascribed to them in the Registration Statement.

                  In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our
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Associated Estates
February 26, 1997
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satisfaction, of (a) the Second Amended and Restated Articles of Incorporation,
as amended, and the Code of Regulations of the Company, (b) the forms of Underwriting Agreement Basic Provisions filed as exhibits to the Registration Statement (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements"), (c) the specimen certificate for the Common Shares,
(d) the forms of Debt Securities filed as exhibits to the Registration Statement, (e) the forms of Indenture filed as exhibits to the Registration Statement, and (f) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

                  Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

                  1. When (a) Senior Securities in substantially the form filed as an exhibit to the Registration Statement shall have been duly executed and authenticated in accordance with the terms of the Senior Indenture, (b) the Senior Indenture shall have been qualified under the Trust Indenture Act of 1939 and (c) those Senior Securities shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable Underwriting Agreement, substantially in the form filed as an exhibit to the Registration Statement with the blanks therein and in any related Terms Agreement appropriately filled in, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Senior Securities, those Senior Securities will be legally issued, and will be valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights generally or by general principles of equity.

                  2. When (a) Subordinated Securities in substantially the form filed as an exhibit to the Registration Statement shall have been duly executed and authenticated in accordance with the terms of the Subordinated Indenture, (b) the Subordinated Indenture shall have been qualified under the Trust Indenture Act of 1939 and (c) those Subordinated Securities shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable Underwriting Agreement, substantially
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Associated Estates
February 26, 1997
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                  in the form filed as an exhibit to the Registration Statement with the blanks therein and any related Terms Agreement appropriately filled in, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Subordinated Securities, those Subordinated Securities will be legally issued and will be valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights generally or by general principles of equity.

                  3. When Common Shares shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable Underwriting Agreement, substantially in the form filed as an exhibit to the Registration Statement with the blanks therein and in any related Terms Agreement appropriately filled in, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Common Shares, those Common Shares will be validly issued, fully paid and nonassessable.

                  4. When Common Share Warrants shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable Underwriting Agreement, substantially in the form filed as an exhibit to the Registration Statement with the blanks therein and in any related Terms Agreement appropriately filled in, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Common Share Warrants, those Common Share Warrants will be legally issued, and will be valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights generally or by general principles of equity.

                  5. When Preferred Shares shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable Underwriting Agreement, substantially in the form filed as an exhibit to the Registration Statement with the blanks therein and in any related Terms Agreement
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Associated Estates
February 26, 1997
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                  appropriately filled in, and in a manner contemplated in the
                  Registration Statement, including the Prospectus Supplement relating to those Preferred Shares, those Preferred Shares will be validly issued, fully paid and nonassessable.

                  6. When Depositary Shares shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable Underwriting Agreement, substantially in the form filed as an exhibit to the Registration Statement with the blanks therein and in any related Terms Agreement appropriately filled in, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Depositary Shares, those Depositary Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.


                                                 Very truly yours,



                                                 /s/ Baker & Hostetler LLP